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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 5, 2002



                           SATELLITE ENTERPRISES CORP.
               (Exact name of registrant as specified in charter)


          NEVADA                       000-26607                 88-0390828

(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

20 Varcrest Place, N.W., Calgary, Alberta, Canada            T3A 0B9
  (Address of principal executive offices)                 (Zip Code)

(Former name or former address, if changed since last report.)


Registrant's telephone number, including area code:  (403)650-6586


Item 4.  Changes in Registrant's Certifying Accountant

On November 25, 2002, Satellite Enterprises Corp. (the "Company") engaged Callahan, Johnston & Associates, LLC ("Callahan") to audit the consolidated financial statements of the Company for the fiscal years ended June 30, 2001 and 2002. The Company's June 30, 2001 financial statements were audited by Good Swartz Brown & Berns LLP ("Good Swartz"). Good Swartz resigned as the Company's auditors on February 5, 2002, when the Company was managed by Thomas Faul, the former CEO. Current management, whom were not officers or directors of the Company until August 2002, believe that Good Swartz resigned because they had not been paid fees due for services rendered. The Company received a letter from Good Swartz on or about February 5, 2002, which is attached as Exhibit 1 hereto. The decision to change auditors was approved by the Board of Directors.

During the two most recent fiscal years, and any subsequent interim period prior to November 27, 2002, the Company believes that there were no disagreements with Good Swartz on any matter of accounting principles or practices, financial


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statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Good Swartz would have caused them to make reference to the subject matter of the disagreements in connection with their report. Good Swartz's report on the financial statements of the Company for fiscal year ended June 30, 2001 (the only year Good Swartz audited) did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Good Swartz's report for the fiscal year ended June 30, 2001 contained a going concern qualification.

During the two most recent fiscal years, and any subsequent interim period prior to November 27, 2002, based on a review of the records of the Company provided to current management by former management, the Company believes that there was no disagreement or difference of opinion with Good Swartz regarding any "reportable event" as that term is defined in Item 304(a)1)(iv) of Regulation S-B. Notwithstanding the foregoing, reference is made to Exhibit 1 of this Current Report on Form 8K, which contains a letter from Good Swartz to the Company, and which letter references certain comments to the Company's filings of its Form 10K for the fiscal year ended June 30 2001, and a Form 10K/A filed for the same period, as well as a Form 10-QSB for the quarter ended September 30, 2001. Current management is not at this time aware of the comments referred to, but has engaged Callahan to re-audit fiscal year 2001 and complete an audit of fiscal year 2002, which includes the quarter ended September 30, 2001. The Company is not currently aware of the nature of any discussions between former management and Good Swartz, other than as discussed in Exhibit 1.

The Company has provided Good Swartz with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-B, and has requested that Good Swartz furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company, a copy of which stated letter has been received by the company and which is attached as Exhibit 2 hereto. In addition, the Company has authorized Good Swartz to respond fully to the inquiries of Callahan concerning any matter relating to the Company whatsoever, including the subject matters described in the foregoing paragraphs.

During the two most recent fiscal years and through the date the Company requested Callahan to accept the audit engagement, which is attached as Exhibit 3 hereto, the Company (or anyone on the Company's behalf) did not consult Callahan in connection with the Company's financial statements regarding either the application of accounting principles to a specific or completed transaction, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of any reportable event as described above.


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                                      SATELLITE ENTERPRISES CORP.
                                      F/k/a GREENVOLT POWER CORP.


                                      /S/ ROBERT HODGE
                                      -------------------------------------
                                      Robert Hodge, Chief Executive Officer